EXHIBIT 23.1


                    CONSENT OF KPMG PEAT MARWICK LLP


Board Of Directors
First Union Corporation


   We consent to the incorporation by reference in this Registration Statement on Form S-8 of First Union Corporation of our report on the consolidated financial statements included in the 1994 Annual Report to Stockholders which is incorporated by reference in the 1994 Form 10-K of First Union Corporation. Our report refers to a change in the method of accounting for investments in 1994.



                              KPMG Peat Marwick LLP

Charlotte, North Carolina
July 7, 1995